EXHIBIT 10:20

Confidential portions of this document indicated by ***** have been omitted and filed separately with the Commission

AMDENDMENT TO AMENDED AND RESTATED AGREEMENT FOR WHOLESALE

FINANCING

(Amendment No. 1)

This Amendment to Amended and Restated Agreement for Wholesale Financing (“Amendment”) is made by and between Deutsche Financial Services Corporation (“DFS”) and Featherlite Mfg., Inc. (Dealer”).

WHEREAS, DFS and Dealer entered into that certain Amended and Restated Agreement for Wholesale Financing dated October 6, 1997 (“Agreement”); and

WHEREAS, DFS and Dealer desire to amend the Agreement as provided herein.

NOW, THEREFORE, for and in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, DFS and Dealer agree as follows:

1. Amendment of Leverage Ratio. Paragraph 13.1 (b) of the Agreement is deleted and amended to read units entirety as follows:

(b) on and after December 31, 1997, a ratio of Debt minus Subordinated Debt to Tangible Net Worth and Subordinated Debt of not more than THREE to ONE (3:1); and

2. No Other Modifications. Except as expressly modified or amended herein, all other terms and provisions of the Agreement shall remain unmodified and in full force and effect and the Agreement, as hereby amended, is ratified and confirmed by DFS and Dealer.

3. Capitalized Terms. Except as otherwise defined herein, all capitalized terms will have the same meanings set forth in the Agreement.

IN WITNESS WHEREOF, DFS and Dealer have executed this Amendment as of the 1st day of April, 1998.

DEUTSCHE FINANCIAL SERVICES CORPORATION

FEATHERLITE MFG., INC

By:	\s\ C Clement
Name:	Conrad D Clement
Title:	President